EXHIBIT 99.1

FLEET STATUS REPORT

Atwood Oceanics, Inc. And Subsidiaries Fleet Status Report As of June 3, 2013

NOTE: This Fleet Status Report was intended to be released on Monday June 3, 2013.  However, due to a technical issue, it is being released today June 5, 2013.

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
ULTRA-DEEPWATER
ATWOOD ADVANTAGE	12,000’	Under construction in South Korea scheduled for delivery in September 2013.	---	---	---
		Eastern Mediterranean Sea	NOBLE ENERGY INC. (“NOBLE”)	December 2016 (36 months)	$584,000
Upon delivery from the shipyard, the rig will commence mobilization to the Eastern Mediterranean Sea at a day rate of approximately $409,000 with a scheduled arrival in December 2013.

Day rate subject to change due to cost escalation provisions in the contract.

ATWOOD ACHIEVER	12,000’	Under construction in South Korea scheduled for delivery in June 2014.	---	AVAILABLE	N/A
ATWOOD ADMIRAL	12,000’	Under construction in South Korea scheduled for delivery in March 2015.	---	AVAILABLE	N/A
ATWOOD CONDOR	10,000’	U.S. Gulf Of Mexico	HESS CORPORATION/SHELL OFFSHORE INC.	July 2014 (Fixed term)	$514,000	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD OSPREY	8,200’	Australia	CHEVRON AUSTRALIA PTY. LTD. (“CHEVRON”)	May 2017 (Fixed term)	Approximately $490,000 through May 2014/ approximately $470,000 thereafter	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

DEEPWATER SEMISUBMERSIBLES
ATWOOD EAGLE	5,000’	Australia	BHP BILLITON PETROLEUM PTY LTD. (“BHP”)/ APACHE ENERGY LTD. (“APACHE”)/ WOODSIDE ENERGY LTD. (“WOODSIDE”)	June 2014 (Fixed term)	Approximately $385,000 BHP and APACHE/ $436,000 WOODSIDE/
Anticipated order of drilling program is: BHP (1 well), APACHE (1 well), WOODSIDE (3 wells) and APACHE (remainder of term).

Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

		Australia	WOODSIDE	June 2016 (24 months)	Approximately $460,000	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.
ATWOOD FALCON	5,000’	Australia	APACHE	November 2014 (Fixed term)	Approximately $385,000	Day rate subject to change due to cost escalation and currency exchange provisions in the contract. The rig could incur approximately 15 zero rate days for regulatory inspections in fiscal year 2014.
ATWOOD HUNTER	5,000’	Equatorial Guinea	NOBLE	October 2013 (3 wells remaining)	$435,000	The rig could incur approximately 110 zero rate days for planned maintenance and regulatory inspections in fiscal year 2014.

JACK-UPS
ATWOOD MAKO	400’	Thailand	SALAMANDER ENERGY (BUALUANG) LIMITED	September 2014 (Fixed term)	$145,000 through August 2013/ $155,000 thereafter
ATWOOD MANTA	400’	Thailand	CEC INTERNATIONAL, LTD. (“CEC”)	December 2013 (Fixed term)	$145,000
ATWOOD ORCA	400’	Thailand	MUBADALA PETROLEUM	May 2015	$159,500	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD BEACON	400’	Israel	SHEMEN OIL AND GAS RESOURCES LTD.	July 2013 (Fixed term)	$151,000	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD AURORA	350’	Cameroon	GLENCORE EXPLORATION CAMEROON LTD	February 2014 (3 wells)	$155,000	Day rate subject to change due to cost escalation provisions in the contract. The rig could incur approximately 5 zero rate days for regulatory inspections in fiscal year 2014.
		Cameroon	Addax Petroleum Cameroon Limited	February 2015 (12 months)	$164,000/ $193,000 (inclusive of Cameroon withholding tax depending on well location)
VICKSBURG	300’	Thailand	CEC	December 2013 (Fixed term)	$105,000 through June 2013/ $115,000 thereafter

OTHER
ATWOOD SOUTHERN CROSS	2,000’	Malta	---	COLD STACKED	N/A
SEAHAWK	1,800’	Ghana	---	COLD STACKED	N/A

DEFINITIONS AND DISCLAIMERS

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise.  Statements contained in this Fleet Status Report, including, but not limited to, information regarding our estimated rig availability, estimated delivery dates, estimated contract duration, day rates, future contract commencement dates and locations and planned out of service time are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements reflect management's reasonable judgment with respect to future events.  Forward-looking statements are subject to numerous risks, uncertainties and assumptions and actual results could differ materially from those anticipated as a result of various factors including: uncertainties related to the level of activity in offshore oil and gas exploration and development; oil and gas prices; competition and market conditions in the contract drilling industry; shipyard delays and the risks inherent in the construction of a rig; delays in the commencement of operations of a rig following delivery; our ability to enter into and the terms of future contacts; possible cancelation or suspension of drilling contracts; the availability of qualified personnel; labor relations; operating hazards and risks;   terrorism and political and other uncertainties inherent in foreign operations (including risk of war, civil disturbances, seizure or damage to equipment and exchange and currency fluctuations);  the impact of governmental and industry laws and regulations; and environmental matters.  These factors and others are described and discussed  in our most recently filed annual report on Form 10-K , in our Forms 10-Q for subsequent periods and in our other filings with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov.  All information in this Fleet Status Report is as of the date indicated above and is subject to change without notice.  You should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.